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                                                           EXHIBIT (x)-(xvii)(b)



INDEPENDENT AUDITORS' CONSENT


We consent to the use of this Post-Effective Amendment No. 37 to Registration Statement No. 2-52589 on Form S-6 of Prudential's Annuity Plan Account - 2
of The Prudential Insurance Company of America of our report dated June 4, 1997 relating to the consolidated financial statements of The Prudential Insurance Company of America and subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Parsippany, New Jersey
April 24, 1998


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